                                  MAKER
[LOGO]
                       AMERITRADE HOLDING CORPORATION f/k/a         PROMISSORY
                       TRANSTERRA CORP.                                 NOTE

                                      ADDRESS

                       4211 S. 102 St.
                       Omaha, NE 68127

--------------------------------------------------------------------------------
PRINCIPAL AMOUNT   INTEREST RATE   NOTE DATE   MATURITY DATE  OBLIGOR #   NOTE #
--------------------------------------------------------------------------------
 $4,000,000.00       VARIABLE       01/31/97      01/31/98   2000000367 C#4 L#4
                     NAT BASE
--------------------------------------------------------------------------------

Maker promises to pay to the order of First National Bank of Omaha ("Bank") at any of its offices, the principal sum hereof, which shall be: (Revolving) the lesser of FOUR MILLION AND NO/100 Dollars or so much thereof as may have been advanced by Bank. The Maker may borrow, repay without penalty, and reborrow from Note Date until Maturity Date, either the full amount of this loan or any lesser sum.

Interest shall accrue on the outstanding principal amount from and including the Note Date above to the Maturity Date at the rate of: The rate in effect from time to time and designated by Bank as its National Base Rate ("Base Rate").

Interest shall be computed on the basis of actual days elapsed and a year of 360 days. The unpaid principal and interest due on this Note at maturity (whether the Note matures by demand, acceleration, lapse of time or otherwise) shall bear interest at the lesser of 6% per annum above the interest rate stated above, or the highest rate allowed by law.

Principal and interest shall be paid as follows: Principal due on Maturity Date, interest due MONTHLY beginning FEBRUARY 28, 1997 and on the same day of each MONTH thereafter.

Related Documents: Maker has signed the following documents in connection with this Note: Security Agreement(s) dated 04/24/92 & 01/31/97 (S&PI) covering stock.

Loan Agreement dated 12/22/94 and all amendments thereof.

--------------------------------------------------------------------------------
THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS PRINTED ON THE REVERSE SIDE, AND ANY APPLICABLE LOAN AGREEMENT.
--------------------------------------------------------------------------------

A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                          AmeriTrade Holding Corporation f/k/a
Witnessed By:             TransTerra Corp.

 /s/ Robert T. Slezak     By: /s/ John Joe Ricketts    Title: Chairman and CEO
----------------------        ---------------------           ----------------